FORM OF
DIRECTOR AND OFFICE INDEMNIFICATION AGREEMENT
This Director and Officer Indemnification Agreement (this “Agreement”) is between The AES Corporation, a Delaware corporation (the “Company”), and the individual identified as the indemnitee on the signature page hereto (“Indemnitee”).
RECITALS:
A.Indemnitee is a director or officer of the Company and his or her willingness to continue to serve in such capacity is predicated, in substantial part, upon the Company’s willingness to indemnify him or her to the fullest extent permitted or required by the laws of the State of Delaware and any other applicable laws, and the other undertakings herein.
B.Therefore, in order to procure Indemnitee’s service or continued service as a director or officer of the Company and to enhance Indemnitee’s ability to serve the Company in an effective manner, and in order to provide such protection pursuant to express contract rights (intended to be enforceable irrespective of, among other things, any amendment to the Company’s certificate of incorporation or bylaws (collectively, the “Constituent Documents”), any change in the composition of the Company’s Board of Directors (the “Board”) or any change in control or business combination transaction relating to the Company), the Company wishes to provide in this Agreement for the indemnification of and the advancement of Expenses (as defined below) to Indemnitee as set forth in this Agreement and for the coverage or continued coverage of Indemnitee under the Company’s directors’ and officers’ liability insurance policies.
NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:
1.Certain Definitions. In addition to terms defined elsewhere herein, the following terms have the following meanings when used in this Agreement with initial capital letters:
a.“Claim” means (i) any threatened, asserted, pending or completed claim, demand, action, suit or proceeding, whether civil, criminal, administrative, arbitrative, investigative or other, and whether made pursuant to federal, state or other law and (ii) any threatened, pending or completed inquiry or investigation, whether made, instituted or conducted by or at the behest of the Company or any other person, including any federal, state or other court or governmental entity or agency and any committee or other representative of any corporate constituency, that Indemnitee determines might be reasonably expected to lead to the institution of any such claim, demand, action, suit or proceeding.
b.“Controlled Affiliate” means any corporation, limited liability company, partnership, joint venture, trust or other entity or enterprise, whether or not for profit, that is directly or indirectly controlled by the Company. For purposes of this definition, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of an entity or enterprise, whether through the ownership of voting securities, through other voting rights, by contract or otherwise; provided that direct or indirect beneficial ownership of capital stock or other interests in an entity or enterprise entitling the holder to cast 20% or more of the total number of votes generally entitled to be cast in the election of directors (or persons performing comparable functions) of such entity or enterprise will be deemed to constitute control for purposes of this definition.
c.“Disinterested Director” means a director of the Company who is not and was not a party to the Claim in respect of which indemnification is sought by Indemnitee.
d.“ERISA Losses” means any taxes, penalties or other liabilities under the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended.
e.“Expenses” means attorneys’ and experts’ fees, retainers, and expenses, and all other costs and expenses paid or payable in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to investigate, defend, be a witness in or participate in (including on appeal), any Claim, other than the fees, expenses and costs in respect of which the Company is expressly stated in Section 15 to have no obligation.

f.“Incumbent Directors” means the individuals who, as of the date hereof, are members of the Board and any individual becoming a member of the Board subsequent to the date hereof whose election, nomination for election by the Company’s stockholders, or appointment, was approved by a vote of a majority of the then Incumbent Directors (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination); provided, however, that an individual will not be an Incumbent Director if such individual’s election or appointment to the Board occurs as a result of an actual or threatened election contest (as described in Rule 14a-12(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents (including through the use of proxy access procedures set forth in the Constituent Documents, if any) by or on behalf of a person other than the Board.
g.“Indemnifiable Claim” means any Claim based upon, arising out of or resulting from (i) any actual, alleged or suspected act or failure to act by Indemnitee in his or her capacity as a director, officer, employee or agent of the Company or as a director, officer, employee, member, manager, trustee or agent of any other corporation, limited liability company, partnership, joint venture, trust or other entity or enterprise, whether or not for profit (including any employee benefit plan or related trust), as to which Indemnitee is or was serving at the request of the Company as a director, officer, employee, member, manager, trustee or agent, (ii) any actual, alleged or suspected act or failure to act by Indemnitee in respect of any business, transaction, communication, filing, disclosure or other activity of the Company or any other entity or enterprise referred to in clause (i) of this sentence, or (iii) Indemnitee’s status as a current or former director, officer, employee or agent of the Company or as a current or former director, officer, employee, member, manager, trustee or agent of the Company or any other entity or enterprise referred to in clause (i) of this sentence or any actual, alleged or suspected act or failure to act by Indemnitee in connection with any obligation or restriction imposed upon Indemnitee by reason of such status; provided, however, that except for compulsory counterclaims, Indemnifiable Claim will not include any Claim (A) initiated by Indemnitee against the Company or any director or officer of the Company unless (1) the Incumbent Directors consented to or approved the initiation of such Claim prior to its initiation, (2) the Incumbent Directors authorize the Company to join in such Claim, or (3) such Claim is initiated solely to enforce Indemnitee’s rights under this Agreement, (B) in which final judgement is rendered against Indemnitee or in which Indemnitee enters into a settlement, in each case for an accounting of profits made from the purchase or sale by Indemnitee of securities of the Company pursuant to the provisions of Section 16(b) of the Exchange Act, and (C) in an action by the Company approved by a majority of the Incumbent Directors prior to a change in control (as that term is defined in the equity incentive plan in effect as of the time of execution of this Agreement) to recover all or any portion of an incentive award made by the Company or the proceeds thereof or of any severance payment, in any such case under (1) any clawback policy in effect while Indemnitee served as a director or officer of the Company, (2) Section 304 of the Sarbanes-Oxley Act of 2002 in connection with an accounting restatement of the Company, or (3) claim of unjust enrichment. In addition to any service at the actual request of the Company, for purposes of this Agreement, Indemnitee will be deemed to be serving or to have served at the request of the Company as a director, officer, employee, member, manager, trustee or agent of another entity or enterprise if Indemnitee is or was serving as a director, officer, employee, member, manager, trustee or agent of such entity or enterprise and (i) such entity or enterprise is or at the time of such service was a Controlled Affiliate, (ii) such entity or enterprise is or at the time of such service was an employee benefit plan (or related trust) sponsored or maintained by the Company or a Controlled Affiliate, or (iii) the Company or a Controlled Affiliate directly or indirectly caused or authorized Indemnitee to be nominated, elected, appointed, designated, employed, engaged or selected to serve in such capacity.
h.“Indemnifiable Losses” means any and all Losses relating to, arising out of or resulting from any Indemnifiable Claim.
i.“Independent Counsel” means any law firm that is experienced in matters of corporation law and neither presently is, nor in the past three years has been, retained to represent (i) Indemnitee or the Company in any matter material to Indemnitee (other than with respect to matters concerning Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements) or (ii) any other named (or, as to a threatened matter, reasonably likely to be named) party to the Indemnifiable Claim giving rise to a claim for indemnification hereunder.
j.“Losses” means any and all Expenses, damages, losses, liabilities, judgments, fines, penalties (whether civil, criminal or other), ERISA Losses and amounts paid in settlement, including all interest, assessments and other charges paid or payable in connection with or in respect of any of the foregoing.
k.“Subsidiary” means an entity in which the Company directly or indirectly beneficially owns more than 50% of the outstanding Voting Stock.
l.“Voting Stock” means securities entitled to vote generally in the election of directors (or similar governing bodies).
2.Indemnification Obligation. Subject to Section 8, the Company will indemnify and hold harmless Indemnitee, to the fullest extent permitted or required by the laws of the State of Delaware and any other applicable laws, in each case, in effect on the date hereof or as such laws may from time to time hereafter be amended to increase the scope of such permitted or required indemnification, against any and all Indemnifiable Claims and Indemnifiable Losses; provided, however, that no repeal or amendment of any law of the State of Delaware will in any way diminish or adversely affect the rights of Indemnitee pursuant to this Agreement in respect of any occurrence or matter arising prior to any such repeal or amendment.
3.Advancement of Expenses. Indemnitee will have the right to advancement by the Company prior to the final disposition of any Indemnifiable Claim of any and all Expenses relating to, arising out of or resulting from any Indemnifiable Claim paid or incurred by Indemnitee or which Indemnitee determines are reasonably likely to be paid or incurred by Indemnitee. Indemnitee’s right to such advancement is not subject to the satisfaction of any standard of conduct and is not conditioned upon any prior determination that Indemnitee is entitled to indemnification under this Agreement with respect to the Indemnifiable Claim or the absence of any prior determination to the contrary. Without limiting the generality or effect of the foregoing, within 20 days after any request by Indemnitee, the Company will, in accordance with such request (but without duplication), (a) pay such Expenses on behalf of Indemnitee, (b) advance to Indemnitee funds in an amount sufficient to pay such Expenses, or (c) reimburse Indemnitee for such Expenses; provided that Indemnitee will repay, without interest any amounts actually advanced to Indemnitee that, at the final disposition of the Indemnifiable Claim to which the advance related, were in excess of amounts paid or payable by Indemnitee in respect of Expenses relating to, arising out of or resulting from such Indemnifiable Claim. In connection with any such payment, advancement or reimbursement, Indemnitee will execute and deliver to the Company an undertaking in substantially the form attached hereto as Exhibit A (subject to Indemnitee filling in the blanks therein and selecting from among the bracketed alternatives therein), which need not be secured and will be accepted by the Company without reference to Indemnitee’s ability to repay the Expenses. In no event will Indemnitee’s right to the payment, advancement or reimbursement of Expenses pursuant to this Section 3 be conditioned upon any undertaking that is less favorable to Indemnitee than, or that is in addition to, the undertaking set forth in Exhibit A.
4.Indemnification for Additional Expenses. Without limiting the generality or effect of the foregoing, the Company will indemnify and hold harmless Indemnitee against and, if requested by Indemnitee, will reimburse Indemnitee for, or advance to Indemnitee, within 20 days of such request, any and all Expenses paid or incurred by Indemnitee or which Indemnitee determines are reasonably likely to be paid or incurred by Indemnitee in connection with any Claim made, instituted or conducted by Indemnitee, in each case to the fullest extent permitted or required by the laws of the State of Delaware in effect on the date hereof or as such laws may from time to time hereafter be amended to increase the scope of such permitted or required indemnification, reimbursement or advancement of such Expenses, for (a) indemnification or payment, advancement or reimbursement of Expenses by the Company under any provision of this Agreement, or under any other agreement or provision of the Constituent Documents now or hereafter in effect relating to Indemnifiable Claims, or (b) recovery under any directors’ and officers’ liability insurance policies maintained by the Company; provided, however, that Indemnitee will return, without interest, any such advance of Expenses (or portion thereof) which remains unspent at the final disposition of the Claim to which the advance related.

5.Contribution. To the fullest extent permissible under applicable law in effect on the date hereof or as such law may from time to time hereafter be amended to increase the scope of permitted or required indemnification, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, will contribute to the payment of any and all Indemnifiable Claims or Indemnifiable Losses, in such proportion as is fair and reasonable in light of all of the circumstances in order to reflect (a) the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Indemnifiable Claim or Indemnifiable Loss or (b) the relative fault of the Company (and its other directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s); provided that such contribution will not be required where it is determined, pursuant to a final disposition of such Indemnifiable Claim or Indemnifiable Loss in accordance with Section 8 or pursuant to the last sentence of Section 9(a), that Indemnitee is not entitled to indemnification by the Company with respect to such Indemnifiable Claim or Indemnifiable Loss. The Company will indemnify and hold harmless Indemnitee from any claim of contribution that may be brought by directors, officers, employees or other agents or representatives of the Company, other than Indemnitee, who may be jointly liable with Indemnitee.
6.Partial Indemnity. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of any Indemnifiable Loss, but not for the total amount thereof, the Company will indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.
7.Procedure for Notification. To obtain indemnification under this Agreement in respect of an Indemnifiable Claim or Indemnifiable Loss, Indemnitee must submit to the Company a written request therefor, including therein or therewith (i) a brief description (based upon information then available to Indemnitee) of such Indemnifiable Claim or Indemnifiable Loss and (ii) such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification. If, at the time of the receipt of such request, the Company has directors’ and officers’ liability insurance in effect under which coverage for such Indemnifiable Claim or Indemnifiable Loss is potentially available, the Company will give prompt written notice of such Indemnifiable Claim or Indemnifiable Loss to the applicable insurers in accordance with the procedures set forth in the applicable policies. The Company will provide to Indemnitee a copy of such notice delivered to the applicable insurers, and copies of subsequent correspondence between the Company and such insurers regarding the Indemnifiable Claim or Indemnifiable Loss, in each case substantially concurrently with the delivery or receipt thereof by the Company. If requested by Indemnitee, the Company will use its reasonable efforts, at the Company’s expense, to enforce on behalf of and for the benefit of Indemnitee all rights (including rights to receive payment) that may exist under the applicable policies of insurance in relation to such Indemnifiable Claim or Indemnifiable Loss. The failure by Indemnitee to timely notify the Company of any Indemnifiable Claim or Indemnifiable Loss will not relieve the Company from any liability hereunder unless, and only to the extent that, the Company did not otherwise learn of such Indemnifiable Claim or Indemnifiable Loss and such failure results in forfeiture by the Company of substantial defenses, rights or insurance coverage.
8.Determination of Right to Indemnification.
a.To the extent that (i) Indemnitee has been successful on the merits or otherwise in defense of any Indemnifiable Claim or any portion thereof or in defense of any issue or matter therein, including dismissal without prejudice or (ii) Indemnitee’s involvement in an Indemnifiable Claim or any portion thereof or in defense of any issue or matter therein is to prepare and serve as a witness, and not as a party, Indemnitee will be indemnified against Indemnifiable Losses relating to, arising out of or resulting from such Indemnifiable Claim in accordance with Section 2 and no Standard of Conduct Determination (as defined in Section 8(b)) will be required with respect to such Indemnifiable Claim.
b.To the extent that the provisions of Section 8(a) are inapplicable to an Indemnifiable Claim that has been finally disposed of, any determination of whether Indemnitee has satisfied any applicable standard of conduct under Delaware law that is a legally required condition precedent to indemnification of Indemnitee hereunder against Indemnifiable Losses relating to, arising out of or resulting from such Indemnifiable Claim (a “Standard of Conduct Determination”) will be made as follows: (i) by a majority vote of the Disinterested Directors, even if less than a quorum of the Board, (ii) if such Disinterested Directors so direct, by a majority vote of a committee of Disinterested Directors designated by a majority vote of all Disinterested Directors, even if less than a quorum of the Board, or (iii) if there are no such Disinterested Directors or if Indemnitee so requests, by Independent Counsel, selected by Indemnitee and approved by the Board (such approval not to be unreasonably withheld, delayed or conditioned), in a written opinion addressed to the Board, a copy of which will be delivered to Indemnitee; provided, however, that if at the time of any Standard of Conduct Determination Indemnitee is neither a director nor an officer of the Company, such Standard of Conduct Determination may be made by or in the manner specified by the Board, any duly authorized committee of the Board or any duly authorized officer of the Company (unless Indemnitee requests that such Standard of Conduct Determination be made by Independent Counsel (selected by Indemnitee and approved by the Board (such approval not to be unreasonably withheld, delayed or conditioned)), in which case such Standard of Conduct Determination will be made by Independent Counsel). Indemnitee will cooperate with the person or persons making such Standard of Conduct Determination, including providing to such person or persons, upon reasonable advance request, any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. The Company will indemnify and hold harmless Indemnitee against and, if requested by Indemnitee, will reimburse Indemnitee for, or advance to Indemnitee, within 20 days of such request, any and all costs and expenses (including attorneys’ and experts’ fees and expenses) incurred by Indemnitee in so cooperating with the person or persons making such Standard of Conduct Determination.
c.The Company will use reasonable efforts to cause any Standard of Conduct Determination required under Section 8(b) to be made as promptly as practicable. If (i) the person or persons empowered or selected under Section 8(b) to make the Standard of Conduct Determination have not made a determination within 30 days after the later of (A) receipt by the Company of written notice from Indemnitee advising the Company of the final disposition of the applicable Indemnifiable Claim (the date of such receipt being the “Notification Date”) and (B) the selection of an Independent Counsel, if such determination is to be made by Independent Counsel, and (ii) Indemnitee has fulfilled his or her obligations set forth in the second sentence of Section 8(b), then Indemnitee will be deemed to have satisfied the applicable standard of conduct; provided that such 30-day period may be extended for a reasonable time, not to exceed an additional 30 days, if the person or persons making such determination in good faith requires such additional time for obtaining or evaluating any documentation or information relating thereto.
d.If (i) Indemnitee is entitled to indemnification hereunder against any Indemnifiable Losses pursuant to Section 8(a), (ii) no determination of whether Indemnitee has satisfied any applicable standard of conduct under Delaware law is a legally required condition precedent to indemnification of Indemnitee hereunder against any Indemnifiable Losses, or (iii) Indemnitee has been determined or deemed pursuant to Sections 8(b) or 8(c) to have satisfied any applicable standard of conduct under Delaware law which is a legally required condition precedent to indemnification of Indemnitee hereunder against any Indemnifiable Losses, then the Company will pay to Indemnitee, within 20 days after the later of (A) the Notification Date in respect of the Indemnifiable Claim or portion thereof to which such Indemnifiable Losses are related, out of which such Indemnifiable Losses arose or from which such Indemnifiable Losses resulted and (B) the earliest date on which the applicable criterion specified in clause (i), (ii) or (iii) above has been satisfied, an amount equal to the amount of such Indemnifiable Losses.
9.Presumption of Entitlement.
a.In making a determination of whether Indemnitee has been successful on the merits or otherwise in defense of any Indemnifiable Claim or any portion thereof or in defense of any issue or matter therein, the Company acknowledges that a resolution, disposition or outcome short of dismissal or final judgment, including outcomes that permit Indemnitee to avoid expense, delay, embarrassment, injury to reputation, distraction, disruption or uncertainty, may constitute such success. In the event that any Indemnifiable Claim or any portion thereof or issue or matter therein is resolved or disposed of in any manner other than by adverse judgment against Indemnitee (including any resolution or disposition thereof by means of settlement with or without payment of money or other consideration), it will be presumed that Indemnitee has been successful on the merits or otherwise in defense of such Indemnifiable Claim or portion thereof or issue or matter therein. The Company may overcome such presumption only by providing clear and convincing evidence to the contrary.

b.In making any Standard of Conduct Determination, the person or persons making such determination must presume that Indemnitee has satisfied the applicable standard of conduct, and the Company may overcome such presumption only by its adducing clear and convincing evidence to the contrary. The knowledge and/or action, or failure to act, of any other director, officer, employee, agent or representative of the Company will not be imputed to Indemnitee for purposes of any Standard of Conduct Determination. Any Standard of Conduct Determination that Indemnitee has satisfied the applicable standard of conduct will be final and binding in all respects, including with respect to any litigation or other action or proceeding initiated by Indemnitee to enforce his or her rights hereunder. Any Standard of Conduct Determination that is adverse to Indemnitee may be challenged by Indemnitee in the Court of Chancery of the State of Delaware. No determination by the Company (including by its directors or any Independent Counsel) that Indemnitee has not satisfied any applicable standard of conduct will be a defense to any Claim by Indemnitee for indemnification or reimbursement or advance payment of Expenses by the Company hereunder or create a presumption that Indemnitee has not met any applicable standard of conduct.
c.Without limiting the generality or effect of Section 9(b), (i) to the extent that any Indemnifiable Claim relates to any entity or enterprise (other than the Company) referred to in clause (i) of the first sentence of the definition of “Indemnifiable Claim,” Indemnitee will be deemed to have satisfied the applicable standard of conduct if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the interests of such entity or enterprise (or the owners or beneficiaries thereof, including in the case of any employee benefit plan the participants and beneficiaries thereof) and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful and (ii) in all cases, any belief of Indemnitee that is based on the records or books of account of the Company, including financial statements, or on information supplied to Indemnitee by the directors or officers of the Company in the course of their duties, or on the advice of legal counsel for the Company, the Board, any committee of the Board or any director, or on information or records given or reports made to the Company, the Board, any committee of the Board or any director by an independent certified public accountant or by an appraiser or other expert selected by or on behalf of the Company, the Board, any committee of the Board or any director will be deemed to be reasonable.
10.No Adverse Presumption. For purposes of this Agreement, the termination of any Claim by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere or its equivalent, will not create a presumption that Indemnitee did not meet any applicable standard of conduct or that indemnification hereunder is otherwise not permitted.
11.Non‑Exclusivity. The rights of Indemnitee hereunder will be in addition to any other rights Indemnitee may have against the Company under the Constituent Documents, the laws of the State of Delaware, any other contract or otherwise (collectively, “Other Indemnity Provisions”); provided, however, that to the extent that Indemnitee otherwise would have any greater right to indemnification under any Other Indemnity Provision, Indemnitee will be deemed to have such greater right hereunder and to the extent that any change is made to any Other Indemnity Provision which permits any greater right to indemnification than that provided under this Agreement as of the date hereof, Indemnitee will be deemed to have such greater right hereunder, provided further, however, that Indemnitee will not be entitled to indemnity under Other Indemnitee Provisions (other than third-party insurance) in respect of any claim that does not constitute an “Indemnifiable Claim” hereunder. The Company will not adopt any amendment to any of the Constituent Documents the effect of which would be to deny, diminish or encumber Indemnitee’s right to indemnification under this Agreement or any Other Indemnity Provision.
12.Liability Insurance and Funding. For the duration of Indemnitee’s service as a director and/or officer of the Company, and thereafter for so long as Indemnitee is subject to any pending or possible Indemnifiable Claim, the Company will use its reasonable efforts (taking into account the scope and amount of coverage available relative to the cost thereof) to cause to be maintained in effect policies of directors’ and officers’ liability insurance providing coverage for directors and/or officers of the Company that is at least substantially comparable in scope and amount to that provided by the Company’s current policies of directors’ and officers’ liability insurance. Without limiting the generality or effect of the immediately preceding sentence, the Company will not discontinue or significantly reduce the scope or amount of coverage from one policy period to the next (i) without the prior approval thereof by a majority vote of the Incumbent Directors, even if less than a quorum, or (ii) if at the time that any such discontinuation or significant reduction in the scope or amount of coverage is proposed there are no Incumbent Directors, without the prior written consent of Indemnitee (which consent will not be unreasonably withheld, delayed or conditioned). In all policies of directors’ and officers’ liability insurance obtained by the Company, Indemnitee will be named as an insured or such policies will otherwise be created in such a manner as to provide Indemnitee the same rights and benefits, subject to the same limitations, as are accorded to the Company’s directors and officers most favorably insured by such policy.
13.Subrogation. In the event of payment under this Agreement, the Company will be subrogated to the extent of such payment to all of the related rights of recovery of Indemnitee against other persons or entities (other than Indemnitee’s successors), including any entity or enterprise referred to in clause (i) of the definition of “Indemnifiable Claim” in Section 1(g). Indemnitee will execute all papers reasonably required to evidence such rights (all of Indemnitee’s reasonable Expenses, including attorneys’ fees and charges, related thereto to be reimbursed by or, at the option of Indemnitee, advanced by the Company).
14.No Duplication of Payments. The Company will not be liable under this Agreement to make any payment to Indemnitee in respect of any Indemnifiable Losses to the extent Indemnitee has otherwise actually received and is entitled to retain payment (net of any Expenses incurred in connection therewith and any repayment by Indemnitee made with respect thereto) under any insurance policy, the Constituent Documents and Other Indemnity Provisions or otherwise (including from any entity or enterprise referred to in clause (i) of the definition of “Indemnifiable Claim” in Section 1(g)) in respect of such Indemnifiable Losses otherwise indemnifiable hereunder.
15.Defense of Claims. Except for any Indemnifiable Claim asserted by or in the right of the Company (as to which Indemnitee will be entitled to exclusively control the defense), the Company will be entitled to participate in the defense of any Indemnifiable Claim or to assume the defense thereof, with counsel reasonably satisfactory to Indemnitee. The Company’s participation in the defense of any Indemnifiable Claim of which the Company has not assumed the defense will not in any manner affect the rights of Indemnitee under this Agreement, including Indemnitee’s right to control the defense of such Indemnifiable Claims. With respect to the period (if any) commencing at the time at which the Company notifies Indemnitee that the Company has assumed the defense of any Indemnifiable Claim and continuing for so long as the Company is using its reasonable efforts to provide an effective defense of such Indemnifiable Claim, the Company will have the right to control the defense of such Indemnifiable Claim and will have no obligation under this Agreement in respect of any attorneys’ or experts’ fees or expenses or any other costs or expenses paid or incurred by Indemnitee in connection with defending such Indemnifiable Claim (other than such costs and expenses paid or incurred by Indemnitee in connection with any cooperation in the Company’s defense of such Indemnifiable Claim or other action undertaken by Indemnitee at the request of the Company or with the consent of the Company (which consent will not be unreasonably withheld, conditioned or delayed)); provided that if Indemnitee believes, after consultation with counsel selected by Indemnitee, that (a) the use of counsel chosen by the Company to represent Indemnitee would present such counsel with an actual or potential conflict, (b) the named parties in any such Indemnifiable Claim (including any impleaded parties) include both the Company and Indemnitee and Indemnitee will conclude that there may be one or more legal defenses available to him or her that are different from or in addition to those available to the Company, or (c) any such representation by such counsel chosen by the Company would be precluded under the applicable standards of professional conduct then prevailing, then Indemnitee will be entitled to retain and use the services of separate counsel (but not more than one law firm plus, if applicable, local counsel in respect of any particular Indemnifiable Claim) at the Company’s expense. Nothing in this Agreement limits Indemnitee’s right to retain or use his or her own counsel at his or her own expense in connection with any Indemnifiable Claim; provided that in all events Indemnitee will not unreasonably interfere with the conduct of the defense by the Company of any Indemnifiable Claim that the Company will have assumed and of which the Company is using its reasonable efforts to provide an effective defense. The Company will not be liable to Indemnitee under this Agreement for any amounts paid in settlement of any threatened or pending Indemnifiable Claim effected without the Company’s prior written consent. The Company will not, without the prior written consent of Indemnitee, effect any settlement of any threatened or pending Indemnifiable Claim to which Indemnitee is, or could have been, a party unless such settlement solely involves the payment of money and includes a complete and unconditional release of Indemnitee from all liability on any claims that are the subject matter of such Indemnifiable Claim. Neither the Company nor Indemnitee will unreasonably withhold, condition or delay its consent to any proposed settlement; provided that Indemnitee may withhold consent to any settlement that does not provide a complete and unconditional release of Indemnitee.

1.Successors and Binding Agreement.
a.The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) to all or substantially all of the business or assets of the Company, by agreement in form and substance satisfactory to Indemnitee and his or her counsel, expressly to assume and agree to perform this Agreement in the same manner and to the same extent the Company would be required to perform if no such succession had taken place. This Agreement will be binding upon and inure to the benefit of the Company and any successor to the Company, including any person acquiring directly or indirectly all or substantially all of the business or assets of the Company whether by purchase, merger, consolidation, reorganization or otherwise (and such successor will thereafter be deemed the “Company” for purposes of this Agreement), but will not otherwise be assignable or delegable by the Company.
b.This Agreement will inure to the benefit of and be enforceable by Indemnitee’s personal or legal representatives, executors, administrators, heirs, distributees, legatees and other successors.
c.This Agreement is personal in nature and neither of the parties hereto may, without the consent of the other, assign or delegate this Agreement or any rights or obligations hereunder except as expressly provided in Sections 16(a) and 16(b). Without limiting the generality or effect of the foregoing, Indemnitee’s right to receive payments hereunder will not be assignable, whether by pledge, creation of a security interest or otherwise, other than by a transfer by Indemnitee’s will or by the laws of descent and distribution, and, in the event of any attempted assignment or transfer contrary to this Section 16(c), the Company will have no liability to pay any amount so attempted to be assigned or transferred.
2.Notices. For all purposes of this Agreement, all communications, including notices, consents, requests or approvals, required or permitted to be given hereunder will be in writing and will be deemed to have been duly given when hand delivered or dispatched by electronic facsimile or email transmission, or five business days after having been mailed by United States registered or certified mail, return receipt requested, postage prepaid or one business day after having been sent for next‑day delivery by a nationally recognized overnight courier service, addressed to the Company (to the attention of the Corporate Secretary of the Company) at its headquarters and to Indemnitee at the applicable address shown on the signature page hereto, or to such other address as any party hereto may have furnished to the other in writing and in accordance herewith, except that notices of changes of address will be effective only upon receipt.
3.Governing Law. The validity, interpretation, construction and performance of this Agreement will be governed by and construed in accordance with the substantive laws of the State of Delaware, without giving effect to the principles of conflict of laws of such State. The Company and Indemnitee each hereby irrevocably consent to the jurisdiction of the Chancery Court of the State of Delaware for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement and agree that any action instituted under this Agreement will be brought only in the Chancery Court of the State of Delaware.
4.Validity. If any provision of this Agreement or the application of any provision hereof to any person or circumstance is held invalid, unenforceable or otherwise illegal, the remainder of this Agreement and the application of such provision to any other person or circumstance will not be affected, and the provision so held to be invalid, unenforceable or otherwise illegal will be reformed to the extent, and only to the extent, necessary to make it enforceable, valid or legal. In the event that any court or other adjudicative body will decline to reform any provision of this Agreement held to be invalid, unenforceable or otherwise illegal as contemplated by the immediately preceding sentence, the parties thereto will take all such action as may be necessary or appropriate to replace the provision so held to be invalid, unenforceable or otherwise illegal with one or more alternative provisions that effectuate the purpose and intent of the original provisions of this Agreement as fully as possible without being invalid, unenforceable or otherwise illegal.
5.Amendments. No supplement, modification or amendment of this Agreement will be binding unless executed in writing by Indemnitee and the Company. No provision of this Agreement may be waived or discharged unless such waiver or discharge is agreed to in writing signed by Indemnitee and the Company. No waiver by either party hereto at any time of any breach by the other party hereto or compliance with any condition or provision of this Agreement to be performed by such other party will be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, expressed or implied with respect to the subject matter hereof have been made by either party hereto that are not set forth expressly in this Agreement.
6.Legal Fees and Expenses; Interest. (a) It is the intent of the Company that Indemnitee not be required to incur legal fees and/or other Expenses associated with the interpretation, enforcement or defense of Indemnitee’s rights under this Agreement by litigation or otherwise because the cost and expense thereof would substantially detract from the benefits intended to be extended to Indemnitee hereunder. Accordingly, without limiting the generality or effect of any other provision hereof, if it should appear to Indemnitee that the Company has failed to comply with any of its obligations under this Agreement (including its obligations under Section 3) or in the event that the Company or any other person takes or threatens to take any action to declare this Agreement void or unenforceable, or institutes any litigation or other action or proceeding designed to deny, or to recover from, Indemnitee the benefits provided or intended to be provided to Indemnitee hereunder, the Company irrevocably authorizes Indemnitee from time to time to retain counsel of Indemnitee’s choice, at the expense of the Company as hereafter provided, to advise and represent Indemnitee in connection with any such interpretation, enforcement or defense, including the initiation or defense of any litigation or other legal action, whether by or against the Company or any director, officer, stockholder or other person affiliated with the Company, in any jurisdiction. Notwithstanding any existing or prior attorney-client relationship between the Company and such counsel, the Company irrevocably consents to Indemnitee’s entering into an attorney-client relationship with such counsel, and in that connection the Company and Indemnitee agree that a confidential relationship will exist between Indemnitee and such counsel. The Company will pay and be solely financially responsible for any and all reasonable attorneys’ and related fees and expenses incurred by Indemnitee in connection with any of the foregoing to the fullest extent permitted or required by the laws of the State of Delaware in effect on the date hereof or as such laws may from time to time hereafter be amended to increase the scope of such permitted or required payment of such fees and expenses.
a.Any amount due to Indemnitee under this Agreement that is not paid by the Company by the date on which it is due will accrue interest at the maximum legal rate under Delaware law from the date on which such amount is due to the date on which such amount is paid to Indemnitee.
7.Certain Interpretive Matters. Unless the context of this Agreement otherwise requires, (a) “it” or “its” or words of any gender include each other gender, (b) words using the singular or plural number also include the plural or singular number, respectively, (c) the terms “hereof,” “herein,” “hereby” and derivative or similar words refer to this entire Agreement, (d) the terms “Section” or “Exhibit” refer to the specified Section or Exhibit of or to this Agreement, (e) the terms “include,” “includes” and “including” will be deemed to be followed by the words “without limitation” (whether or not so expressed), and (f) the word “or” is disjunctive but not exclusive. Whenever this Agreement refers to a number of days, such number will refer to calendar days unless business days are specified and whenever action must be taken (including the giving of notice or the delivery of documents) under this Agreement during a certain period of time or by a particular date that ends or occurs on a non-business day, then such period or date will be extended until the immediately following business day. As used herein, “business day” means any day other than Saturday, Sunday or a United States federal holiday.
8.Counterparts. This Agreement may be executed in counterparts, each of which will be deemed to be an original but all of which together will constitute one and the same agreement.
[Signatures Appear on Following Page]

IN WITNESS WHEREOF, Indemnitee has executed and the Company has caused its duly authorized representative to execute this Agreement as of the date written below.

[THE AES CORPORATION]

By:
Name:
Title:

[INDEMNITEE NAME] [Address]

By:
Name:
Date:

EXHIBIT A
UNDERTAKING
This Undertaking is submitted pursuant to the Director and Officer Indemnification Agreement (the “Indemnification Agreement”), between The AES Corporation, a Delaware corporation (the “Company”), and the undersigned. Capitalized terms used and not otherwise defined herein have the meanings ascribed to such terms in the Indemnification Agreement.
The undersigned hereby requests [payment], [advancement], [reimbursement] by the Company of Expenses which the undersigned [has incurred] [reasonably expects to incur] in connection with ______________________ (the “Indemnifiable Claim”).
The undersigned hereby undertakes to repay the [payment], [advancement], [reimbursement] of Expenses made by the Company to or on behalf of the undersigned in response to the foregoing request to the extent it is determined, following the final disposition of the Indemnifiable Claim and in accordance with Section 8 or pursuant to the last sentence of Section 9(a) of the Indemnification Agreement, that the undersigned is not entitled to indemnification by the Company under the Indemnification Agreement with respect to the Indemnifiable Claim.
IN WITNESS WHEREOF, the undersigned has executed this Undertaking as of [date].

[Indemnitee]